SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K/A
Amendment to Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006 (December 8, 2005)

SoftNet Technology Corp.
(Exact name of Registrant as specified in charter)

    Nevada                                   000-07693                                     74-3035831
(State or other                        (Commission file                              (I.R.S. Employer
    jurisdiction of                               number)                               Identification Number)
incorporation)

11 Commerce Drive, 2nd Floor
Cranford, New Jersey  07016
(Address of Principal Executive Offices)

(908) 204-9911
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

          As disclosed in the Company’s 8-K dated February 3, 2006, on or about December 31, 2005, the Solutions Technology, Inc. (a Wholly owned subsidiary of the Company), the Company and Integrity Time, Inc. entered into a certain Stock Purchase Agreement (the “Agreement”).  Under the terms of the Agreement the Company sold its wholly owned subsidiary, Solutions Technology, Inc., for the total purchase price of $100,000 in cash.  $50,000 was paid in connection with the execution of the Agreement and the remaining $50,000 was paid on or about March 1, 2006 at which point the transaction was fully consummated.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a  Related
                 Audit Report or Completed  Interim Review.

          As disclosed in the Company’s 8-K dated December 8, 2005, the Securities and Exchange Commission (the “Commission”) issued a comment letter seeking clarification with regard to, among other things, revenue recognition for the Company and certain of its subsidiaries specifically as they relate to the Form 10-KSB for the year ended December 31, 2004 and the Forms 10-QSB for the quarters ended March 31, 2005 and June 30, 2005.  By letter dated September 9, 2005 the Company responded.  Many of the inquiries relate to WholeSale By Us, LLC which is no longer at subsidiary of the Company (see Form 8-K filed November 4, 2005).  On or about November 3, 2005, the Commission issued a further comment letter, on the same issues, requesting additional elaboration and clarification on the Company’s prior responses.  The review process is ongoing.

          As a result of the Commission’s review, in connection with our preparation for our filing of our Form 10-KSB for the year ended December 31, 2005, the Company determined that we had reported certain revenue related to our discontinued operations (WholeSale By Us, LLC) was reported on a gross basis for the fiscal year ended December 31, 2004 and the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005. The Company believes that the restatement to correct this error will not result in a material change to the previously reported loss from continuing operations. The Company has also concluded that certain impairment of good will was incorrectly accounted for and will be adjusted. Accordingly, reliance should not be placed on the Form 10-KSB and Forms 10-QSB for the period December 31, 2004 and March 31, 2005, June 30, 2005 and September 30, 2005 filed with the Commission.  We are also evaluating the implications of this matter regarding our previous conclusions regarding disclosure controls and procedures.

          We have completed our preparation of restated financial statements and such restated financial statements have been audited. Accordingly, the Company expects to include restated financial statements for the fiscal year ended December 31, 2004, in an amended Form 10-KSB, and for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, an amended Form 10-QSB, to be filed in the next 5 days.

Item 9.01  Financial Statements and Exhibits.

a.       Financial Statements of Businesses Disposed.

The required financial statements will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

b.      Pro Forma Financial Information.

The required pro forma financial information will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

c.       Exhibits.

None.

Signatures

          Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 23, 2006                                                                   SoftNet Technology Corp.
                                                                                                        (Registrant)

                                                                                                         /s/  James M. Farinella
                                                                                                         James M. Farinella/President and CEO